UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2023
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Iowa	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6000 Westown Parkway
West Des Moines, IA 50266
(Address of principal executive offices and zip code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1	AEL	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A	AELPRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B	AELPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective October 4, 2023, Dewayne Lummus ceased to serve as the Chief Accounting Officer of American Equity Investment Life Holding Company (AEL) and will serve as Senior Vice President, Finance of an AEL affiliate. This change was made in light of the determination that Mr. Lummus did not obtain pre-clearance before buying at separate times an aggregate of approximately 1,087 shares of AEL common stock and that he did not timely and accurately disclose his stock holdings to AEL, each as required by AEL policy and its code of conduct. These determinations were reviewed with the Audit and Risk Management Committee and Nominating and Corporate Governance Committee of the Board of Directors of AEL. Mr. Lummus will donate to charity any gains in the value of those shares. Unless and until AEL appoints a new principal accounting officer, AEL’s Chief Financial Officer will directly lead its accounting function.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Date: October 6, 2023	By:	/s/ Mark A. Schuman
Mark A. Schuman
Vice President and Associate General Counsel - Securities and Corporate Governance, and Assistant Secretary